                                     CONSENT

            I, Ray Jean, being a Participant under the Varlen Corporation Supplemental Executive Retirement Plan, as amended (the "SERP"), do hereby give my consent, in accordance with Section 4.5 of the SERP, to the amendment of the SERP as specified in the attachment hereto, agree to be considered a "New Participant" within the meaning of Article II of the SERP, and consent to the modification of the provisions relating to my benefits under the SERP as follows:

      The Company will regard me as having 15 "years of service" for purposes of the SERP, and will regard me as entitled to all benefits under the SERP to which I would be entitled if I were age 62 on April 8, 1999, and that upon my "Termination of Employment," as defined in the SERP, I will be entitled to the benefits specified in Section 4.1 of the SERP.

            I do hereby give my further consent, in accordance with Section 9 of the Varlen Corporation 1998 Contingent Stock Award Plan (the "CSAP") to the amendment of the CSAP as specified in the attachment hereto, as it relates to all shares of "Contingent Stock" (as defined in such plan) that have heretofore or may hereafter be awarded to me.

            IN WITNESS WHEREOF, I have set my hand as of the day and year first above written.

                                 /s/ R. A. Jean           May 14, 1999
                                 -------------------
                                 Ray Jean

                                  ATTACHMENT A

                               UPDATED DEFINITIONS

      "Cause" means the occurrence of one of the following events:

            (i) Conviction of, or express admission of the commission of, a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

            (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

            (iii) Willful refusal to perform, or substantial disregard of, duties properly assigned, as determined by the Company; or

            (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

      "Change of Control" means the occurrence of one of the following events:

            (i) if any "person" or "group" as those terms are used in Sections 13(d) or 14(d) of the Exchange Act, other than a Exempt Person, is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

            (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) following which the Company's chief executive officer and directors retain their positions with the surviving entity (and constitute at least a majority of the surviving entity's board of directors); or

            (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person;

provided, however, that if the approval specified in clause (iii) or clause (iv) above is obtained but such transaction is terminated or abandoned by the parties thereto prior to its effectuation, then, from and after the date of such termination or abandonment, no Change of Control shall be deemed to have occurred by reason of such approval; and provided further, that no Change of Control shall be deemed to have occurred by reason of any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

            "Good Reason" means the occurrence of any of the following events after a Change of Control, unless (i) such event occurs with the Participant's express written consent; or (ii) the event occurs in connection with termination of the Participant's employment for Cause, disability or death:


            (i) any reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties of the Participant that materially diminishes the Participant's position, authority, duties or responsibilities;

            (ii) the assignment by the Company to the Participant of duties or responsibilities (other than isolated and incidental duties or responsibilities that do not affect the Participant's position or authority) inconsistent with an executive-level position;

            (iii) the requirement by the Company that the Participant be based at any office or location more than 35 miles from the offices of the Company where the Participant was employed immediately prior to the Change of Control;

            (iv) any reduction by the Company in the Executive's rate of annual base salary, or any material and adverse change in the Executive's eligibility for performance bonuses;

            (v) any material reduction in the Participant's benefits under the employee benefit plans in which he participates immediately prior to the Change of Control; provided, however, that reasonable increases in insurance co-payment requirements or deductibles, if imposed upon all plan participants generally, shall not constitute a material reduction for this purpose; and further provided, that an amendment to or termination of an employee benefit plan or practice shall not constitute a material reduction in the Participant's benefits for this purpose if substitute or additional payments or benefits to the Participant substantially offset the financial impact to the Participant of such amendment or termination;

            (vi) any failure by the Company to pay compensation and benefits when and as due to the Participant (exclusive of any amounts then the subject of a bona fide dispute between the Company and the Participant); or

            (vii) failure of any successor to the Company to assume the obligations of the Company under this Plan;

provided, however, that in each case the foregoing event shall not constitute "Good Reason" until the Participant has given written notice to the Board that such event has occurred and may constitute "Good Reason," and such event is not cured within thirty (30) days after the date of such notice.

                                  ATTACHMENT B

                               SERP CIC AMENDMENTS

1.    The following definitions are added to the Plan:

            2.___ "New Participant" means a person who: (a) became a Participant on or after May 14, 1999; or (b) became a participant prior to such date but has agreed in writing to be considered a New Participant.

            2.___ "Old Participant" means a person who: (a) was a Participant prior to May 14, 1999; and (b) who has not agreed in writing to be considered a New Participant.

2.    The second sentence of Section 4.2 is amended to state:

      Retirement Benefit payment timing and form shall be governed by the terms and provisions of Article VI herein; provided that the amount of the Retirement Benefit shall be reduced by .25% for each of the first 24 months by which the Payment Date precedes the Normal Retirement Date, and further reduced .5% for each of the next 60 months by which the Payment Date precedes the Normal Retirement Date, except that such reduction shall not apply to an Old Participant is his Termination of Employment occurs subsequent to a Change of Control.

3.    The following Section 4.5 is added:

            4.5 Board Discretion. Notwithstanding anything to the contrary in the Plan, the Board or the Compensation Committee may, at any time and in its sole discretion, and with respect to one or more New Participants: (a) deem the Participant to have attained age 62; (b) increase the Participant's Years of Service for purposes of Section 2.1; (c) decrease or eliminate the early retirement reduction set forth in Section 4.2; (d) modify the forfeiture provision set forth in Section 4.3; or (e) permit a lump sum payment pursuant to Section 6.2, or any or all of these; provided that no modification to the provisions of Section 4.3 may impair a Participant's rights with respect to his Accrued Benefit as of the date of the modification, unless he has consented in writing to such modification.

4.    Section 6.2(a) is amended to state:

      (a) Lump Sum Payment. A single sum payment equal in value to the Actuarial Equivalent of the Participant's Accrued Benefit, provided such Lump Sum is not payable earlier than the Participant's Early Retirement Date or, in the case of an Old Participant, unless there has been a Change of Control; and

5.    The third sentence of Section 12.15 is deleted.

                                  ATTACHMENT C

                             SERP ss. 12.9 AMENDMENT

The second, third and fourth sentences of Section 12.9 are amended to state:

      The determination of whether any reduction in the amount payable is to apply shall be made by the Company in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Company in making such determination and in providing the necessary information for this purpose. The foregoing provisions of this Section
      12.9 shall apply with respect to any person only if the payment to such person under this Plan without regard to this Section 12.9 ("Required Payment"), minus the reduction described in this Section 12.9 ("Required Reduction"), and minus the federal income tax on the difference between the Required Payment and the Required Reduction, equals an amount greater than the Required Payment, minus the excise tax under Section 4999 for the Code on such Required Payment, and minus the federal income tax on such Required Payment.

                                  ATTACHMENT H

                              CSAP CIC AMENDMENTS

1.    Section 4(a) is amended to state:

            (a) Subject to Section 8 below, the period of each award of Contingent Stock shall be five years from the date of such award, except as otherwise provided by the Committee.

2. The opening paragraph of Section 8 and Sections 8(a) and (b) are amended to state:

      8. Mandatory Redemption of Contingent Stock Awards.

            (a) Upon the termination of a Participant's employment with the Company for Cause, prior to the scheduled Redemption Date of any Contingent Stock award previously granted to such Participant, such Participant shall forfeit all rights to Contingent Stock awards granted to such Participant and all rights under the Plan shall be void.

            (b) Upon the termination of a Participant's employment with the Company, for a reason other than Cause, prior to the scheduled Redemption Date of any Contingent Stock Award previously granted to such Participant, the Participant shall be entitled automatically to redeem any Contingent Stock awards previously granted at a Redemption Value determined by the Committee and calculated as of the date of such termination of employment based on the fair market value of the Common Stock as of such date prorated in accordance with (i) the number of days elapsed from the date of grant to such date over (ii) the number of days from the date of grant to the scheduled Redemption Date.

3. The following Section 8(c) is added to the Plan and Section 8(c) is relettered as Section 8(d):

            (c) For purposes of this Section 8, the term "Cause" shall mean: (i) with respect to Raymond A. Jean, "Cause" as defined in Section 1(a) of the Change of Control Agreement between the Company and Mr. Jean dated April 8, 1999; (ii) with respect to Richard A. Nunemaker, "Cause" as defined in
      Section 1(a) of the Change in Control Agreement between the Company and Mr. Nunemaker dated May 14, 1999; and (iii) with respect to any other Participant, "Cause," as defined in the Varlen Corporation 1998 Long-Term Equity Incentive Plan.